                                                                   EXHIBIT 10.24

                              PUT OPTION AGREEMENT

        THIS PUT OPTION AGREEMENT ("Agreement") is made as of October 26, 1999, between Micro Therapeutics, Inc., a Delaware corporation ("the Company"), and Abbott Laboratories, an Illinois corporation ("Abbott").

                                    RECITALS

        WHEREAS, Abbott has agreed to grant to the Company, and the Company has agreed to accept, the option to issue, sell and deliver to Abbott shares of the Company's Common Stock; and

        WHEREAS, the Company and Abbott desire to make certain representations, warranties, and covenants in connection with said grant to the Company of the option to issue, sell and deliver to Abbott the Company's Common Stock and to prescribe conditions precedent to such sale, issuance and delivery;

                                    AGREEMENT

        NOW THEREFORE, in consideration of the premises and the respective promises made in this Agreement, and in consideration of the representations, warranties, and covenants contained herein, the parties hereto agree as follows:

        1. Certain Definitions. Unless the context otherwise requires, the terms hereafter set forth when used in this Agreement shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

        1.1 "Business Day" means any day except a Saturday, Sunday, or other day on which commercial banks in the City of Chicago are authorized by law to close.

        1.2 "Closing" has the meaning set forth in Section 2.6 of this Agreement.

        1.3 "Common Stock" means the shares of Common stock of the Company, par value $0.001 per share.

        1.4 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        1.5 "Material Adverse Effect" has the meaning set forth in SECTION 3.1 of this Agreement.

        1.6 "Option Limit" means $3,000,000.

        1.7 "Option Shares" means shares of Common Stock acquired by Abbott under the terms of this Agreement and any other securities received on account of such shares as have been issued at any time in any stock split, stock dividend, recapitalization, merger, consolidation or similar event.



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

        1.8 "Price Per Option Share" means $12 (as adjusted pursuant to Section 2.3).

        1.9 "Purchase Price" has the meaning set forth in SECTION 2.5 of this Agreement.

        1.10 "Put Option" has the meaning set forth in SECTION 2.1 of this Agreement.

        1.11 "SEC" means the United States Securities and Exchange Commission.

        1.12 "SEC Documents" has the meaning set forth in SECTION 3.10 of this Agreement.

        1.13 "Securities Act" means the Securities Act of 1933, as amended.

        2. Put Option.

        2.1 Grant of Put Option. The Company shall have the right, at its sole discretion, but subject to the terms and conditions of this Agreement and on the basis of the representations, warranties and covenants set forth herein, to require Abbott to purchase up to the number of shares of Common Stock obtained by dividing the Option Limit by the Price Per Option Share and rounding down to the nearest whole number (the "Put Option"). The Put Option may be exercised, whether in whole or in part, on only one occasion.

        2.2 Term of the Put Option. The Put Option shall terminate immediately after the Closing or on October 31, 1999, whichever occurs first.

        2.3 Price and Certain Adjustment. The price per share of Common Stock to be paid by Abbott shall be the Price Per Option Share. If the Company at any time effects a subdivision or combination of the outstanding Common Stock, the Price Per Option Share shall be decreased, in the case of a subdivision (including by way of any stock split or recapitalization), or increased, in the case of a combination (including by way of any reverse stock split or recapitalization), in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common Stock payable in shares of Common Stock, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, the Price Per Option Share shall be adjusted by multiplying it by a fraction:

        (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution; and

        (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend (plus, if the Company paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Company issued



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                fractional shares instead of cash).



        Whenever the Price Per Option Share shall be adjusted, the Company shall prepare a certificate signed by a corporate officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Price Per Option Share after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail postage prepaid) to Abbott promptly after each adjustment.

        2.4 Additional Limitation. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be entitled to exercise the Put Option to the extent that such exercise will cause Abbott to become the record holder of more than 14.9% of the outstanding voting stock of the Company, unless the purchase of such shares has been approved by the Board of Directors of the Company prior to the date of such Put Option for the purpose of Section 203 of the Delaware General Corporation Law, such that on the applicable Closing, neither Abbott nor any of Abbott's affiliates will be subject to the restrictions set forth in said Section 203 with respect to the Company. A certified copy of the resolution or consent evidencing the approval called for by this SECTION 2.4 will be provided to Abbott prior to the Company exercising the Put Option causing Abbott to become the record holder of more than 14.9% of the outstanding voting stock of the Company (after giving effect to the exercise of such Put Option).

        2.5 Manner of Exercising Put Option. To exercise the Put Option, the Company shall deliver to Abbott a written notice (the "Exercise Notice"), which shall set forth: (i) the number of shares of Common Stock to be sold to and purchased by Abbott in connection with the exercise of the Put Option; (ii) the aggregate purchase price for such shares determined by multiplying (a) the number of shares of Common Stock to be sold to and purchased by Abbott in connection with the exercise of the Put Option by (b) the Price Per Option Share (the "Purchase Price"), and (iii) the date of the Closing, which shall be no sooner than the tenth Business Day after Abbott's receipt of the Exercise Notice or such other date as shall be agreed to in writing by Abbott and the Company. The Company shall deliver to Abbott written wire transfer instructions (setting forth the name and address of the bank, the account number, the ABA routing number and any other required information for the payment of the Purchase Price) at least 48 hours prior to the Closing.

        2.6 Place of Closing. The closing of the purchase and sale of shares of Common Stock under this Agreement (the "Closing") shall be held at the time specified in Section 2.5 at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, CA 92660, or at such time and place upon which the Company and Abbott shall agree.

        2.7 Delivery. At any Closing, the Company will issue a certificate to Abbott registered in Abbott's name representing the number of shares of Common Stock being purchased by Abbott against payment to the Company of the Purchase Price therefor. The Purchase Price shall be paid



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by Abbott to the Company by wire transfer to the bank account of the Company specified by the Company pursuant to Section 2.5.

        3. Representations And Warranties of The Company. Except as set forth in the Schedule of Exceptions attached hereto as EXHIBIT A specifically identifying the relevant subsection of this Agreement, the Company hereby represents and warrants to Abbott that:

        3.1 Authority.

        (a) The Company has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

        (b) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of, and the consummation of the transactions contemplated by this Agreement and the performance of all obligations of the Company hereunder have been taken.

        (c) This Agreement, upon execution and delivery by the Company and, assuming the due and proper execution and delivery by Abbott, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and
                (ii) the effect of rules of law governing the availability of equitable remedies.

        (d) The making and performance of the Agreement by the Company and the consummation of the transactions contemplated by the
                Agreement: (i) will not violate any provision of the organizational documents of the Company or any of its subsidiaries; (ii) will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, licence, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, except, in each such case, as would not reasonably be expected to have a material adverse affect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and (iii) will not conflict with, or result in the breach or violation of, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties.



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        3.2 Organization, Good Standing and Qualification.

        (a) The Company and each of its subsidiaries, has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own and lease its properties and conduct its businesses as presently conducted and as proposed to be conducted. The Company and each of its subsidiaries, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail such power and authority or qualification.

        (b) The Company has delivered to Abbott complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date hereof, and will furnish to Abbott true and correct copies of any amendments thereto throughout the term of this Agreement.

        3.3 Capitalization.

        (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock $0.001 par value and 5,000,000 shares of Preferred Stock, $0.001 par value.

        (b) As of the date hereof, there were 7,926,659 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. All such issued an outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable and no issued and outstanding shares are subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws, or any agreement to which the Company is a party or by which the Company may be bound.

        (c) All outstanding shares of the Company's capital stock have been issued in compliance with applicable federal and state securities laws.

        (d) There are no other options, warrants, conversion privileges or other contractual rights presently outstanding or in existence to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities or the capital stock or other securities of any subsidiary of the Company.

        3.4 Valid Issuance of Common Stock. The Option Shares shall have been duly authorized and, when issued, delivered, and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and, at the Closing, Abbott shall receive good and marketable title to the Option Shares free of any liens or restrictions (unless created



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

by Abbott), other than the restrictions expressly set forth in this Agreement or under applicable state and federal securities laws. No preemptive rights or other subscription or purchase rights exist with respect to the issuance and sale of the Option Shares by the Company pursuant to this Agreement.

        3.5 Governmental Consents. Other than compliance with the Securities Act and such filings as may be required to be made with the National Association of Securities Dealers, no consent, approval order or authorization of, or registration, qualification, designation, declaration or filing with, any federal state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

        3.6 Offering. Subject in part to the truth and accuracy of Abbott's representations set forth in SECTION 4 of this Agreement, the offer, sale and issuance of the Option Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

        3.7 Litigation. There are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect. The Company is not a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body. There are no material legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened against any executive officers or directors of the Company.

        3.8 Disclosure. Neither this Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

        3.9 Changes. Since June 30, 1999:

        (a) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business;

        (b) the Company has not sustained any material loss or interference with its business or properties from fire, flood, storm, accident or other calamity, whether or not covered by insurance;

        (c) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations;



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

        (d) there has not been any change in the capital stock or, other than in the ordinary course of business, indebtedness material to the Company; and

        (e) there has not been any event, change or development resulting in or which may reasonably be expected to result in a Material Adverse Effect.

        3.10 Financial and SEC Documents.

        (a) The Company has furnished to Abbott its audited consolidated statement of operations, statement of stockholders' equity and statement of cash flows for the fiscal year ended December 31, 1998 and the Company's audited consolidated balance sheet at December 31, 1998; and the unaudited consolidated statement of operations and statement of cash flows for the six (6) months ended June 30, 1999 and the unaudited consolidated balance sheet at June 30, 1999. The balance sheet at June 30, 1999 is hereinafter referred to as the "Company Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "Company Financial Statements." The Company Financial Statements have been and will be prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, except for any change due to the adoption of an accounting principle established by the FASB, AICPA, SEC or any other accounting standard setting board, during the periods involved, and fairly present the consolidated financial position of the Company and the results of its operations as of the date and for the periods indicated thereon. At the date of the Company Balance Sheet (the "Company Balance Sheet Date"), neither the Company nor its consolidated subsidiaries had any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the Company Balance Sheet or the accompanying notes thereto.

        (b) The Company has furnished to Abbott a true and complete copy of the Company's Form 10-KSB for the year ended December 31, 1998 and Form 10-QSB for each of the quarters ended March 31, 1999 and June 30, 1999 (the "Company SEC Documents"). The Company has filed in a timely manner each statement, annual, quarterly and other report, registration statement and definitive proxy statement required to be filed (other than preliminary material) by the Company with the SEC. As of their respective filing dates, the Company SEC Documents comply in all material respects with the requirements of the Exchange Act or the Securities Act, and none of the Company SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document.

        (c) Since June 30, 1999, there have been no events or transactions that would require adjustment to, or disclosure in, the audited financial statements of the Company for the period then ended in order to keep them from being misleading.



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        3.11 DGCL. The issue, sale and delivery of the Common Stock under the terms if this Agreement shall not cause Abbott to become an "interested shareholder" (as defined in Section 203 of the Delaware General Corporation
Law).

        4. Representations, Warranties and Covenants of Abbott. Abbott hereby represents and warrants to the Company that:

        4.1 Authority.

        (a) Abbott has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

        (b) All corporate action on the part of Abbott, its officers, directors and stockholders necessary for the execution and delivery of, and the consummation of the transactions contemplated by this Agreement and the performance of all obligations of Abbott hereunder have been taken.

        (c) This Agreement, upon execution and delivery by Abbott and, assuming the due and proper execution and delivery by the Company, constitutes a legal, valid and binding obligation of Abbott, enforceable in accordance with its terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and
                (ii) the effect of rules of law governing the availability of equitable remedies.

        (d) The making and performance of the Agreement by Abbott and the consummation of the transactions contemplated by Abbott will not violate any provision of the organizational documents of Abbott or any of its subsidiaries.

        4.2 Purchase Entirely for Own Account. The Option Shares to be received by Abbott at the Closing will be acquired for investment for Abbott's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Abbott has no present intention of selling, granting any participation in, or otherwise distributing the same. Abbott does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Option Shares.

        4.3 Disclosure of Information. Abbott further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Option Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in SECTION 3 of this Agreement or the right of Abbott to rely thereon.



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

        4.4 Investment Experience. Abbott acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Option Shares.

        4.5 Restricted Securities. Abbott understands that the Option Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are acquired from the Company in a transaction not involving a registered offering and that such securities may be resold without registration under the Securities Act, only in compliance with the federal securities laws and the regulations thereunder.

        4.6 Accredited Investor. Abbott is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

        4.7 Shares of Common Stock. As of the date hereof, excluding the number of Option Shares to be acquired by Abbott under the terms of this Agreement, Abbott is the beneficial owner of 962,628 shares of Common Stock.

        5. Additional Covenants.

        5.1 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted Common Stock to the public without registration, as long as a public market exists for the Common Stock, the Company agrees to use its best efforts to:

        (a) Make and keep available adequate current public information, as those terms are understood and defined in Rule 144 under the Securities Act;

        (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

        (c) For the two year period following the Closing and for so long as Abbott owns any restricted Common Stock, furnish to Abbott forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Abbott may reasonably request in availing itself of any rule or regulation of the SEC allowing Abbott to sell any such securities without registration.

        5.2 Press Releases. Any press release or other public announcement concerning this Agreement or the transactions contemplated hereby shall be mutually satisfactory to the Company and Abbott, except that the Company and Abbott may issue such press releases or make such public statements as it reasonably believes to be required by law or the rules of any national securities



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exchange or inter-dealer quotation system.

        5.3 Legends. Each certificate or instrument representing the Option Shares shall bear legend in substantially the following form:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR
        (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION".

        6. Conditions of Abbott's Obligations at Closing. Abbott's obligation to purchase Option Shares at the Closing is subject to fulfillment, on or prior to such Closing of each of the following conditions unless waived by Abbott.

        6.1 Representations And Warranties. The representations and warranties of the Company contained in SECTION 3 shall be true and correct when made and at the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        6.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        6.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Option Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

        6.4 Proceedings And Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Abbott, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

        6.5 No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

        6.6 Compliance Certificate. The Company shall have delivered to Abbott a certificate, executed on behalf of the Company by the Chief Executive Officer of the Company, dated as of the date of the Closing and certifying to the fulfillment of the conditions specified in SECTION 6.1 and SECTION 6.2.

        6.7 Opinion of Counsel. Counsel for the Company shall have delivered to Abbott an opinion, dated as of the Closing, substantially to the effect that, on the basis of facts and representations set forth in such opinion or set forth in writing elsewhere and referred to therein:

        (a) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in SECTION 3.2 of this Agreement.

        (b) The Company has corporate power to enter into and perform its obligations under this Agreement.

        (c) The Option Shares have been duly authorized and validly issued and are fully paid and nonassessable and, to the best of their knowledge and information, have not been issued in violation of or not otherwise subject to any preemptive rights or other similar rights.

        (d) Assuming the accuracy of the representations, warranties and covenants of Abbott contained in SECTION 4 of this Agreement, the offer, issue and sale of the Option Shares will be exempt from the registration and prospectus delivery requirements of the Securities Act, and the Option Shares have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

        (e) The form of certificate used to evidence the Option Shares is in proper form and complies with all applicable statutory requirements.

        7. Conditions of the Company's Obligations at Closing. The Company's obligation to issue and sell Option Shares at any Closing are subject to fulfillment, on or prior to the Closing with respect to the Option Shares, of each of the following conditions unless waived by the Company.

        7.1 Representations And Warranties. The representations and warranties of Abbott contained in SECTION 4 shall be true and correct when made and at the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        7.2 Payment of Purchase Price. Abbott shall have delivered the Purchase Price.

        7.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Option Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

        7.4 No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

        8. Miscellaneous.

        8.1 Survival of Warranties. The warranties, representations and covenants of the Company and Abbott contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Abbott or the Company.

        8.2 Assignment: Successors and Assigns. No provision of this Agreement may be assigned without the prior written consent of the other party hereto. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Option Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to conflicts of law principles.

        8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.5 Titles And Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        8.6 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by personal delivery, facsimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the address or facsimile number as follows:

If to the Company:

                      Micro Therapeutics, Inc.

                      2 Goodyear



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

                      Irvine, CA 92618

                      Attention: George Wallace

                      Facsimile: (949) 465-1743



With a copy (which will not constitute notice) to:

                      Stradling Yocca Carlson & Rauth

                      660 Newport Center Drive, Suite 1600

                      Newport Beach, CA 92660

                      Attention: Bruce Feuchter

                      Facsimile: (949) 725-4100



If to Abbott:

                      Abbott Laboratories

                      D-960, AP30

                      200 Abbott Park Road

                      Abbott Park, IL 60064-3500

                      Attention: President, Hospital Products Division

                      Facsimile: (847) 937-0805

With a copy (which will not constitute notice) to:

                      Abbott Laboratories

                      Legal Division

                      D-322, AP6D

                      100 Abbott Park Road

                      Abbott Park, IL 60064-3500

                      Attention: Divisional Vice President

                      Domestic Legal Operations

                      Facsimile: (847) 938-1206

or to such other facsimile number or address provided to the parties to this Agreement in accordance with this SECTION 8.6. Such notices or other communications shall be deemed delivered only upon receipt.

        8.7 Finder's Fee.

        (a) Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

        (b) Abbott agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Abbott or any of its officers, partners, employees or representatives is responsible.

        (c) The Company agrees to indemnify and hold harmless Abbott from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        8.8 Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

        8.9 Alternative Dispute Resolution. The parties agree to effectuate all reasonable efforts to resolve in an amicable manner any and all disputes between them in connection with this Agreement. The parties agree that any dispute that arises in connection with this Agreement, which cannot be amicably resolved informally shall be finally settled as set forth in the Alternative Dispute Resolution provisions of EXHIBIT B attached hereto.

        8.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Abbott.

        8.11 Severability. If one or more provisions of this Agreement are held to be



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

unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        8.12 Entire Agreement. This Agreement and the documents referred to herein and constitute the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related in any way to the subject matter of this Agreement, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein.

        8.13 Further Assurances. The Company and Abbott shall do and perform or cause to be performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as the other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated by the Agreement. Neither the Company nor Abbott shall voluntarily undertake any course of action inconsistent with the satisfaction of the requirements applicable to them as set forth in this Agreement, and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable their obligations under this Agreement.

        8.14 No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to his Agreement.

        8.15 Mutual Drafting. This Agreement is the joint product of the Company and Abbott and each provision of the Agreement has been subject to consultation, negotiation and agreement of the Company and Abbott and their respective legal counsel and advisers and any rule of construction that a document shall be interpreted or construed against the drafting party shall not apply.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            MICRO THERAPEUTICS, INC.


                                            By: /s/    George Wallace
                                               ---------------------------------
                                            Title: President and Chief Executive
                                                   Officer


                                            ABBOTT LABORATORIES


                                            By: /s/ Richard A. Gonzalez
                                               ---------------------------------
                                            Title: President, H.P.D.


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